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                                                                    EXHIBIT 21.1


                       SUBSIDIARIES OF WFS FINANCIAL INC


WFS FINANCIAL AUTO LOANS, INC., A CALIFORNIA CORPORATION
WFS FINANCIAL AUTO LOANS 2, INC., A CALIFORNIA CORPORATION
WFS INVESTMENTS, INC., A CALIFORNIA CORPORATION












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